EXHIBIT 10.1

EXECUTION VERSION

ChEF PURCHASE AGREEMENT

This ChEF PURCHASE AGREEMENT is made and entered into as of May 21, 2026 (together with Annex I, this “Agreement”), by and between Chardan Capital Markets LLC, a New York limited liability company (the “Investor”), and Classover Holdings, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations of this Agreement, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $100,000,000 (the “Total Commitment”) in aggregate gross purchase price of newly issued shares (the “Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.3);

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”), Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Common Stock by the Company to the Investor to be made hereunder; and

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (together with its exhibits, the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, which is hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions and limitations of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and, in such event, the Investor shall purchase from the Company, up to the lesser of (i) the Total Commitment in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable Shares and (ii) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser number of Shares, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices, Intraday VWAP Purchase Notices or Off-Hour Sale Notices, each as provided in Article III, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII. For the avoidance of doubt, the Investor shall have no obligation to purchase any Shares unless and until a VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice is received and accepted by the Investor in accordance with the terms, and subject to the conditions and limitations, of this Agreement.

Section 2.2. Closing Date. This Agreement shall become effective and binding (the “Closing”) upon the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto.

1

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 8:30 a.m. (New York City time) on the first Business Day after the date of this Agreement, file with the Commission a Current Report on Form 8-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement and if applicable, any press release issued by the Company disclosing the execution of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. During the term of this Agreement, the Company shall comply with all disclosure requirements under the Exchange Act, including timing requirements to filing Current Reports on Form 8-K.

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases.

(a) Irrevocable Instructions. On the Effective Date of the Initial Registration Statement and prior to the Commencement, the Company shall deliver or cause to be delivered to its Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), irrevocable instructions executed by the Company and acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) directing the Transfer Agent to issue in the Investor’s name in a DRS account or accounts at the Transfer Agent all Shares purchased by Investor, if and when, and in the manner in which, such Shares are purchased in accordance with this Agreement, including Section 3.1(b) below. Upon issuance pursuant to this Agreement, the Shares purchased by the Investor in accordance with this Agreement shall not constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing such Shares shall not bear the restrictive legend set forth below in Section 10.1(ii).

(b) Purchase Notices.

(1) VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice (with a copy to the Transfer Agent), in substantially the form attached hereto as Exhibit B, after 6:00 a.m., New York City time, but prior to 9:00 a.m., New York City time, on a VWAP Purchase Date, to purchase the applicable VWAP Purchase Share Amount, at the applicable VWAP Purchase Price on such VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”); provided, that, (i) for the first VWAP Purchase Notice and (ii) in the event that no VWAP Purchase Notice has been delivered for a period of fourteen (14) consecutive calendar days, such VWAP Purchase Notices shall be delivered by the Company no later than forty-eight (48) hours prior to the VWAP Purchase Date for such VWAP Purchase Notice.

2

(2) Intraday VWAP Purchases. If the Company timely delivers a VWAP Purchase Notice to the Investor in accordance with Section 3.1(b)(1) and such VWAP Purchase Notice specifies a Target Number, then the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Intraday VWAP Purchase Notice (with a copy to the Transfer Agent), in substantially the form attached hereto as Exhibit C, to purchase during the Intraday VWAP Purchase Period the applicable Intraday VWAP Purchase Share Amount, at the applicable VWAP Purchase Price, on such VWAP Purchase Date in accordance with this Agreement (each such purchase, an “Intraday VWAP Purchase”). During a Trading Day, if the Company did not previously timely deliver a VWAP Purchase Notice on such Trading Day in accordance with this Section 3.1(b), then, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company may submit an Intraday VWAP Purchase Notice to the Investor; if the Investor accepts such Intraday VWAP Purchase Notice (which it may or may not do so in its sole discretion), the Investor shall purchase up to the Intraday VWAP Purchase Share Amount as specified in such Intraday VWAP Purchase Notice, at the applicable VWAP Purchase Price, on such VWAP Purchase Date and the Company’s obligation to deliver the Shares that are the subject of such Intraday VWAP Purchase Notice shall be binding; provided that if the Investor does not accept such Intraday VWAP Purchase Notice, then such Intraday VWAP Purchase Notice shall be null and void.

(3) Off-Hour VWAP Purchases. On any Trading Day following the Commencement, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company may submit an Off-Hour Sale Notice to the Investor (with a copy to the Transfer Agent) in substantially the form attached hereto as Exhibit D, either between 5:00 a.m. and 8:00 a.m., New York City time, or between 4:00 p.m. and 8:00 p.m., New York City time; provided that in each case the Company must accompany such Off-Hour Sale Notice with a telephone call to the Investor. If the Investor accepts such Off-Hour Sale Notice (which it may or may not do so in its sole discretion), the Investor shall purchase up to the Off-Hour VWAP Purchase Share Amount as specified in such Off-Hour Sale Notice, at the applicable VWAP Purchase Price, on such VWAP Purchase Date in accordance with this Agreement (each such purchase, an “Off-Hour VWAP Purchase”) and the Company’s obligation to deliver the Shares that are the subject of such Off-Hour Sale Notice shall be binding; provided that if the Investor does not accept such Off-Hour Sale Notice, then such Off-Hour Sale Notice shall be null and void and, provided, further, that the Company shall not be obligated to deliver, and shall not deliver, Shares in excess of those specified in the notice with respect to such Off-Hour Sale Notice delivered by the Investor pursuant to Section 3.1(c) hereof.

(4) Acknowledgement Receipts. The Company may timely deliver a VWAP Purchase Notice to the Investor as often as every Trading Day (and may deliver a single Intraday VWAP Purchase Notice or Off-Hour Sale Notice in any given day, as specified in Sections 3.1(b)(1) through Sections 3.1(b)(3) or as specified further below in this Section 3.1(b)), so long as all Shares subject to all prior VWAP Purchases, Off-Hour VWAP Purchases and Intraday VWAP Purchases theretofore required to have been received by the Investor on a timely basis (as set forth in Section 3.2 of this Agreement) have been received by the Investor in accordance with this Agreement. Upon receipt of a VWAP Purchase Notice prepared and delivered by the Company prior to 9:00 a.m., New York City time, the Investor must notify the Company of its receipt of such VWAP Purchase Notice (email being sufficient) (the “Acknowledgement Receipt”) by 9:30 a.m., New York City time, on the applicable VWAP Purchase Date. In the event the Company does not receive an Acknowledgement Receipt by 9:30 a.m., New York City time, on the applicable VWAP Purchase Date for such VWAP Purchase, the Company must reforward the previously delivered VWAP Purchase Notice to the Investor (email being sufficient) by 10:00 a.m., New York City time. The Investor must also deliver to the Company an Acknowledgement Receipt to indicate its acceptance of any VWAP Purchase Notice delivered by the Company after 9:00 a.m., New York City time. If the VWAP Purchase Termination Time occurs prior to 3:00 p.m., New York City time, on the applicable VWAP Purchase Date and the Company has delivered to the Investor an Intraday VWAP Purchase Notice prior to 3:00 p.m., New York City time, on such VWAP Purchase Date, the Investor shall be obligated to purchase, during the Intraday VWAP Purchase Period, the Intraday VWAP Purchase Share Amount; provided that the Investor will not be obligated to purchase the Intraday VWAP Purchase Share Amount to the extent that such Intraday VWAP Purchase Share Amount, when aggregated with the Shares purchased pursuant to the VWAP Purchase Notice applicable to such VWAP Purchase Date would exceed the VWAP Purchase Commitment Amount. If the VWAP Purchase Share Amount (together with the Intraday VWAP Purchase Share Amount) on any Trading Day exceeds the VWAP Purchase Commitment Amount applicable to that Trading Day, the Investor may, in its sole discretion, purchase any amount of Shares that is not less than the VWAP Purchase Commitment Amount and not more than the sum of the VWAP Purchase Share Amount and the Intraday VWAP Purchase Share Amount for such Trading Day. For the avoidance of doubt, the Investor shall not be required to purchase any amount of Shares that is more than the VWAP Purchase Commitment Amount for such Trading Day, and the Investor’s commitment to purchase Shares is subject to the other conditions and limitations provided in this Agreement.

3

(5) Minimum Acceptable Price. With respect to each notice delivered by the Company to the Investor pursuant to this Section 3.1(b), the Company may notify the Investor of the Minimum Acceptable Price with respect to such notice by indicating a Minimum Acceptable Price thereon. If no Minimum Acceptable Price is specified on any such notice, then no Minimum Acceptable Price shall be in effect in connection with any purchase of Shares provided for in the notice. The Investor shall not purchase or sell any Shares during any Excluded Period or at a price below any applicable Minimum Acceptable Price.

(c) Written Confirmation. At or prior to (x) 5:30 p.m., New York City time, on the VWAP Purchase Date for each VWAP Purchase and each Intraday VWAP Purchase, if applicable, (y) 9:30 p.m. New York City time, on the VWAP Purchase Date for each Off-Hour VWAP Purchase in connection with an Off-Hour Sale Notice delivered before 8:00 p.m., New York City time, and (z) 5:30 p.m. New York City time, on the VWAP Purchase Date for each Off-Hour VWAP Purchase in connection with an Off-Hour Sale Notice delivered before 8:00 a.m., New York City time, the Investor shall provide to the Company and the Transfer Agent a written confirmation for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase (i) confirming that the Investor’s representations, warranties and covenants set forth in Section 4.11 of this Agreement are true and correct as of such and (ii) that sets forth the applicable VWAP Purchase Price, the total number of Shares being purchased by the Investor in such VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase, the total aggregate VWAP Purchase Price to be paid by the Investor for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase, the VWAP Purchase Period and (if applicable) the Intraday VWAP Purchase Period or Off-Hour VWAP Purchase Period, and, if the Investor is purchasing a number of Shares less than the VWAP Purchase Share Amount, Intraday VWAP Purchase Share Amount or Off-Hour VWAP Purchase Share Amount, the Investor’s calculation of the VWAP Purchase Commitment Amount.

(d) Alternative Share Delivery. If the Investor has resold Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 4.11 of this Agreement prior to the delivery by the Investor to the Company of the written confirmation described in Section 3.1(c) above, the Investor shall concurrently with the delivery by the Investor to the Company of the written confirmation described in Section 3.1(c) above (i) send a confirmation to the Transfer Agent setting forth the number of such Shares that have been so resold and the date of such resales (such confirmation, the “Transfer Agent Confirmation”) and (ii) deliver to the Transfer Agent the items set forth in clause (b) of the definition of DWAC Shares with respect to such resold Shares (collectively, the “Transfer Agent Deliverables”). With respect to Shares resold by the Investor as described in the preceding sentence and as to which the Investor has timely delivered the Transfer Agent Deliverables with respect to such resold Shares, in lieu of delivering such resold Shares to the Investor in accordance with Section 3.2, such Shares shall be delivered and credited by the Transfer Agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such resold Shares at the time such Shares would otherwise have been required to be delivered to the Investor in accordance with Section 3.2, which Shares shall only be used by the Investor’s Broker-Dealer to deliver such Shares to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Shares, which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Shares delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of shares of the Company’s Common Stock, including its positions with the Broker-Dealers of the respective persons who purchase such Shares from the Investor. The Company and the Investor acknowledge that, if and when the Investor has (i) resold Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 4.11 of this Agreement and (ii) timely delivered the Transfer Agent Deliverables with respect to such resold Shares, the Transfer Agent shall cause such resold Shares (as applicable) to be subsequently credited using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such resold Shares, which Shares (x) shall only be used by the Investor’s Broker-Dealer to deliver such resold Shares (as applicable) to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Shares, which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Shares delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of shares of the Company’s Common Stock, including its positions with the Broker-Dealers of the respective persons who purchase such Shares from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered. The Company and the Investor acknowledge that such resold Shares credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Shares or their respective Broker-Dealers as DWAC Shares.

4

(e) Suspension of Purchase Notices. If the Investor has (i) resold Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 4.11 of this Agreement and (ii) timely delivered the Transfer Agent Deliverables with respect to such resold Shares, and such Shares have not been delivered and credited by the Transfer Agent as required by Section 3.1(d), then the Investor may in its sole discretion return such Shares to the Company and the Company shall immediately return any VWAP Purchase Amount that the Investor has paid for any Shares held by the Investor and the Company’s right to deliver a subsequent VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice to the Investor pursuant to Section 3.1(b) shall be suspended until such time as (a) such Shares have been delivered and credited by the Transfer Agent as required by Section 3.1(d) or (b) the Company has returned the VWAP Purchase Amount to the Investor for such Shares, as applicable. In the event that the Company’s right to deliver a VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice to the Investor has been suspended pursuant to this Section 3.1(e), the Investor shall provide to the Company written notice of such suspension.

Section 3.2. Payment and Settlement. The Shares purchased by the Investor in an applicable VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase shall be delivered to the Investor not later than 1:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date for such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase (the “VWAP Purchase Share Delivery Date”). The Company acknowledges and agrees that it may not deliver any additional VWAP Purchase Notices to the Investor until all such Shares subject to any previous VWAP Purchases, Off-Hour VWAP Purchases or Intraday VWAP Purchase – other than those to be delivered pursuant to a VWAP Purchase, Off-Hour VWAP or Purchase Notice delivered on the same Trading Day or a VWAP Purchase Notice, Off-Hour Sale Notice or an Intraday VWAP Purchase Notice delivered on the immediately preceding Trading Day — have been received by the Investor or its designated Broker-Dealer in accordance with this Agreement. For each VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (a) the total number of Shares purchased by the Investor in such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase and (b) the applicable VWAP Purchase Price for such Shares (the “VWAP Purchase Amount”), as full payment for such Shares purchased by the Investor in such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase, via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase, provided the Investor shall have timely received all of such Shares purchased by the Investor in such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase on such VWAP Purchase Share Delivery Date in accordance with the first sentence of this Section 3.2, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Company or the Transfer Agent shall fail for any reason to (i) deliver to the Investor any Shares purchased by the Investor in a VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase prior to 1:00 p.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase, or (ii) deliver and credit Shares to the account of the Investor’s designated Broker-Dealer on the Trading Day on which such Shares were required to have been delivered pursuant to Section 3.1(d), and in the manner in which such Shares were required to have been delivered pursuant to Section 3.1(d), and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock (the “Cover Shares”) to deliver in satisfaction of any sales by the Investor of such Shares that the Investor anticipated receiving from the Company on such VWAP Purchase Share Delivery Date in respect of such VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase or such Shares that were required to have been delivered pursuant to Section 3.1(d) (as applicable), then the Company shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Covered Shares (the “Cover Price”), over, if any, the total purchase price paid or, if not yet paid, required to be paid by the Investor pursuant to this Agreement for such Shares, at which point the Company’s obligation to deliver such Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid or, if not yet paid, required to be paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase or such Shares that were resold by the Investor in the manner described in clause (a) of the definition of DWAC Shares; provided that, to the extent the Investor borrows any shares of Common Stock through any securities lending or similar arrangement (“Borrowed Shares”) instead of purchasing such shares as Cover Shares, the Company shall promptly honor its obligation to deliver to the Investor such Shares and pay cash to the Investor in an amount equal to any securities lending or related fees related to the borrowings of such Borrowed Shares. The Company shall not issue any fraction of a share of Common Stock to the Investor in connection with any VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

5

Section 3.3. Compliance with Rules of the Principal Market.

(a) Exchange Cap. The Company shall not issue or sell any Shares pursuant to this Agreement, and the Investor shall not purchase or acquire any Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Shares that would be issued pursuant to this Agreement and the transactions contemplated by the Transaction Documents would exceed 1,561,890 shares of Common Stock (representing 19.99% of the voting power or number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Transaction Documents under applicable rules of the Principal Market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market or such approval is not required in accordance with the applicable rules of the Principal Market or otherwise. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated by the Transaction Documents at all times during the term of this Agreement (except as set forth in Section 3.3(b)). The Investor shall not have the right or obligation to purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock held by the Investor immediately following such purchase will cause the Investor to have beneficial ownership of more than the number of shares of Common Stock representing 19.99% of the voting power or number of shares of Common Stock issued and outstanding immediately prior to such purchase, unless the Company’s stockholders have approved such purchase of Common Stock in accordance with the applicable rules of the Principal Market or such approval is not required in accordance with the applicable rules of the Principal Market or otherwise.

(b) At Market Transaction. Notwithstanding Section 3.3(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated by the Transaction Documents, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated by the Transaction Documents at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 3.3(a) is obtained or not required). The parties acknowledge and agree that the Minimum Price used to determine the Base Price hereunder represents the lower of (i) the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the date of this Agreement and (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the date of this Agreement.

(c) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would or could reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Principal Market. The provisions of this Section 3.3 shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 unless necessary to properly give effect to the limitations contained in this Section 3.3. Upon delivery of any VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice to the Investor, the Company shall also deliver a copy of such notice to the Transfer Agent for informational purposes only. For the avoidance of doubt, the Transfer Agent shall not issue any shares of Common Stock pursuant to a VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice except pursuant to a written confirmation delivered by the Investor to the Company and the Transfer Agent containing the information set forth in Section 3.1(c).

6

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) of more than 4.99% of the outstanding voting power or shares of Common Stock (the “Beneficial Ownership Limitation”). The Investor, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation shall in no event exceed 9.99% of the outstanding voting power or shares of Common Stock and any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next Business Day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

The provisions of this Section 3.4 shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 unless necessary to properly give effect to the limitations contained in this Section 3.4.

Section 3.5. Post-Effective Amendment Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not deliver any VWAP Purchase Notices, Off-Hour Sale Notice or Intraday VWAP Purchase Notices to the Investor during the Post-Effective Amendment Period and shall comply with the notification provisions regarding amendments to the Registration Statement under the Registration Rights Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution and delivery by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the purchase or acquisition of Shares contemplated hereby have been duly authorized by all necessary action on the part of the Investor, and no further consent or authorization of the Investor or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

7

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the purchase or acquisition of Shares contemplated hereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof, other than as may be required by FINRA; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the representations and warranties of the Company and the compliance by the Company with the conditions, covenants and agreements of the Company in the Transaction Documents.

Section 4.4. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.5. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations and warranties of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.6. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to this Agreement and the Registration Rights Agreement). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the purchase or acquisition of Shares contemplated by this Agreement.

Section 4.7. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 4.8. No General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

8

Section 4.9. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of this Agreement.

Section 4.10. Statutory Underwriter Status. The Investor acknowledges that it may be disclosed as an “underwriter” and will be disclosed a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.11. Resales of Shares. The Investor represents, warrants and covenants that it will resell any Shares only pursuant to the Registration Statement in which the resale of such Shares are registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, or in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing (to the extent such concept is available) under the laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Commission Documents, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the business, assets, results of operations or the condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated by the Transaction Documents (a “Material Adverse Effect”).

Section 5.2. Subsidiaries. Each Subsidiary has been duly formed or organized, is validly existing under the applicable laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing (or equivalent status as applicable) as a foreign corporation (or other entity, if applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Documents, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

Section 5.3. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Shares are issued, to issue the Shares in accordance with the terms hereof and thereof. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required, except for the approval of the Company’s stockholders for issuances of Shares in excess of the Exchange Cap. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

9

Section 5.4. Capitalization. As of the Closing Date, the authorized capital stock of the Company consists of 51,000,000 shares of capital stock, consisting of 1,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Closing Date, the Company has (i) 130,701 shares of Class A Comon Stock issued and outstanding, (ii) 7,813,359 shares of Common Stock issued and outstanding, (iii) 522,801 shares of Series A Preferred Stock issued and outstanding, (iv) 2,000 shares of Series C Preferred Stock issued and outstanding, and (v) 17,249,987 warrants to purchase 345,000 shares of Common Stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Disclosure Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Disclosure Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Disclosure Documents, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Disclosure Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s certificate of incorporation as in effect as of the Closing Date (the “Charter”) and the Company’s bylaws as in effect as of the Closing Date (the “Bylaws”).

Section 5.5. Issuance of Shares. The Shares to be issued under this Agreement have been, duly and validly authorized by all necessary corporate action on the part of the Company. The Shares, if and when issued and sold to the Investor against payment therefor in accordance with this Agreement, will be, validly issued and outstanding, fully paid and non-assessable shares of Common Stock and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. Prior to the delivery of the Investor of any VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice, the Company shall have duly reserved a number of shares of Common Stock equal to the Reservation Estimate for issuance and sale as Shares to the Investor.

Section 5.6. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Charter or Bylaws, (ii) conflict with or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries, or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Principal Market or applicable Principal Market), except, in the case of clauses (ii) through (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act, any applicable state securities laws and applicable rules of the Principal Market, the Company is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Principal Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or to issue the Shares to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

10

Section 5.7. Disclosure Documents, Financial Statements; Internal Controls Over Financial Reporting; Accountants.

(a) The Company has timely filed and will timely file (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing).

(b) Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission or deemed to have become effective and on the date of each VWAP Purchase Notice, Intraday VWAP Purchase Notice and Off-Hour Sale Notice, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement, when taken together, on its date and on the date of each VWAP Purchase Notice, Intraday VWAP Purchase Notice and Off-Hour Sale Notice shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The statistical, demographic and market-related data included in the Registration Statement and Prospectus are based on or derived from sources that are reliable and accurate.

(c) Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission on or after the Closing Date and included in, or incorporated by reference into, the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it.

11

(d) The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(e) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its then consolidated subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its then consolidated subsidiaries for the periods specified and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis. The summary consolidated financial data included or incorporated by reference in the Commission Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Commission Documents, as of and at the dates indicated. Any pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data with respect to any entity to be acquired by the Company (each, an “Acquired Entity”) included or incorporated by reference in the Commission Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. To the knowledge of the Company, the historical financial statements of any Acquired Entity, together with the related notes thereto, included in the Registration Statement and the Prospectus after the date hereof, will fairly present the financial position of such Acquired Entity at the respective dates indicated and the results of operations of such Acquired Entity for the respective periods indicated, in each case in accordance with GAAP consistently applied throughout such periods.

(f) The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Disclosure Documents that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Disclosure Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Commission Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Commission Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(g) To the Company’s knowledge, Bush & Associates CPA LLC (“Bush”), independent public accountants for the Company, whose report on the consolidated financial statements of the Company as of and for the years ended December 31, 2025 and 2024 is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, are and, during the periods covered by their report, were an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Bush is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

12

(h) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company and the Subsidiaries maintain and keep accurate books and records reflecting their assets.

Section 5.8. No Material Adverse Effect; Absence of Certain Changes. Other than as disclosed in the Disclosure Documents, since the date of the latest audited financial statements included in, or incorporated by reference into, the Registration Statement or the Prospectus, there has not been (i) any Material Adverse Effect or the occurrence of any development that could reasonably be expected to result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional awards under the Company’s existing equity incentive plans, (B) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (D) otherwise publicly announced on a Current Report or Company press release) or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above (X) in the ordinary course of business or (Y) as otherwise disclosed in the Disclosure Documents (including any document deemed incorporated by reference therein).

Section 5.9. No Material Defaults. Neither the Company nor any of its Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (i) in violation of its Charter or Bylaws or other organizational documents; or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject, except, in the case of clause (ii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10. No Preferential Rights. Except as set forth in the Disclosure Documents or provided hereunder, (i) no Person, has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person other than the Investor has the right to act as an underwriter, agent or financial advisor to the Company in connection with the offer and sale of the Common Stock or to receive a fee with respect thereto, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company other than as disclosed in the Disclosure Documents, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

Section 5.11. Material Contracts. Neither the Company nor any of its Subsidiaries is in material breach of or default in any respect under the terms of any Material Contract and, to the knowledge of the Company, as of the date hereof, no other party to any Material Contract is in material breach of or default under the terms of any Material Contract. Each agreement between the Company and a third party is in full force and effect and is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, is a valid and binding obligation of each other party thereto. The Company has not received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise, or not renew, any Material Contract.

13

Section 5.12. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. All of the Company’s outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date were as set forth in the Disclosure Documents as of the dates reflected therein. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 5.13. Real Property; Intellectual Property.

(a) Except as set forth in the Disclosure Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Commission Documents as being owned by them, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real or personal property described in the Commission Documents as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those matters that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Disclosure Documents or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(b) Except as disclosed in the Disclosure Documents, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. Except as disclosed in the Disclosure Documents (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Commission Documents as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such rights infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable best efforts to maintain the confidentiality of all material trade secrets and other material confidential information of the Company and its Subsidiaries and any confidential information owned by any Person to whom the Company or any of its Subsidiaries has a written confidentiality obligation.

14

Section 5.14. Actions Pending. Except as disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any Governmental Authority or legal proceedings pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, no such legal proceedings, actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits or investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Disclosure Documents that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Disclosure Documents that are not so filed.

Section 5.15. Compliance with Laws. The Company and each of its Subsidiaries are in compliance with all applicable laws, regulations and statutes (including all Environmental Laws and regulations) in the jurisdictions in which it carries on business (“Applicable Laws”), except where failure to be so in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; neither the Company or any of its Subsidiaries has received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would reasonably be expected to materially adversely affect the business of the Company or the business or legal environment under which the Company or any of its Subsidiaries operates. Each of the Company and its Subsidiaries: (A) has not received any notice of non-compliance, adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (B) does not know of, nor has any reasonable grounds to suspect, any facts that could give rise to a notice of non-compliance with any such Applicable Laws; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action, except in the case of each of (A) through (G) above, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

15

Section 5.16. Certain Fees. Neither the Company nor any of its Subsidiaries has incurred any liability for any placement agent’s fees, finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Shares. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Shares.

Section 5.17. Disclosure. The Company confirms, as of the date of each VWAP Purchase Notice, Intraday VWAP Purchase Notice and Off-Hour Sale Notice, that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement.

Section 5.18. Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

Section 5.19. Accounting Controls and Disclosure Controls. The Company makes and keeps accurate books and records. The Company and each of its Subsidiaries maintain systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Documents, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Disclosure Documents). The Company is not aware of any fraud, whether or not material, that involves management or other employees of the Company. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and, except as disclosed therein, the disclosure controls and procedures are effective. Since the Evaluation Date, except as disclosed in the Disclosure Documents, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company’s auditors and the Audit Committee of the board of directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

16

Section 5.20. Permits. The Company and its Subsidiaries have made all filings, applications and submissions required by, and possess and are operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign Governmental Authority necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Commission Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

Section 5.21. Environmental Compliance. Except as set forth in the Disclosure Documents, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received any written notice or communication from any Governmental Authority or any other Person regarding any actual, alleged or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply, failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.22. No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Disclosure Documents; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Disclosure Documents that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Disclosure Documents that is not so described; (iv) except as described in the Disclosure Documents, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor any director, officer or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

17

Section 5.23. AML Compliance. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 5.24. OFAC. Neither the Company nor any of its Subsidiaries (collectively, the “Entity”), nor any director, officer, any employee, agent, affiliate or representative of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic and the Crimea region of the Ukraine, Russia, Cuba, Iran, North Korea, Sudan and Syria (the “Sanctioned Countries”)). The Entity will not, directly or indirectly, use the proceeds from the sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the transactions contemplated by the Transaction Documents, whether as underwriter, advisor, investor or otherwise). The Entity has not engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

Section 5.25. Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in Instruction 8 to Item 303(b) of Regulation S-K, required to be described in the Disclosure Documents which have not been described as required.

Section 5.26. Transactions with Affiliates. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which would be required by the Securities Act or the Exchange Act to be disclosed in the Disclosure Documents, which is not so disclosed.

Section 5.27. Labor Disputes. None of the Company nor any of its Subsidiaries is bound by or subject to any collective bargaining or similar agreement with any labor union, and, to the knowledge of the Company, none of the employees, representatives or agents of the Company or any of its Subsidiaries is represented by any labor union. The Company and its Subsidiaries have complied with all employment laws applicable to employees of the Company and its Subsidiaries, except where non-compliance with any such employment laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 5.28. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

18

Section 5.29. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.30. Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Disclosure Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.31. Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not, individually or in the aggregate, have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.32. ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the minimum funding standards in Section 412 of the Code have been satisfied and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; no litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any material employee benefit plan or any fiduciary or service provider thereof and, to the knowledge of the Company, there is no reasonable basis for any such litigation or proceeding.

Section 5.33. Stock Transfer Taxes. All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

Section 5.34. Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies engaged in similar businesses in similar industries.

Section 5.35. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D.

Section 5.36. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares to the Investor.

19

Section 5.37. No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings.

Section 5.38. Dilutive Effect. The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Shares to be purchased by the Investor pursuant to a VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase is, upon the Company’s delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase or an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase or Off-Hour Sale Notice for an Off-Hour VWAP Purchase in accordance with this Agreement, absolute and unconditional following the delivery of such VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice to the Investor, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.39. Manipulation of Price. Neither the Company nor any of its officers, directors or its Affiliates has, and, to the knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or its Affiliates will during the term of this Agreement, and, to the knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.40. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration (except as disclosed in the Disclosure Documents). The Company has not received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market that the Company has not appealed or responded to within the requisite time period (except as disclosed in the Disclosure Documents).

Section 5.41. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

Section 5.42. Information Technology; Compliance with Data Privacy Laws.

(a) The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company as currently conducted, and, to the Company’s knowledge, are free and clear of all bugs, errors, viruses, Trojan horses, trap doors, time bombs, and any other malware.

20

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of their IT Systems and data, including all Personal Data (as defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means (A) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (B) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (C) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679); (D) any “personal information” as defined by the California Consumer Privacy Act; and (E) any other piece of information that allows the identification of such natural person, or his or her family. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (x) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to their IT Systems or Personal Data maintained or processed by the Company, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and (y) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, external policies and contractual obligations relating to the privacy and security of their IT Systems, Confidential Data, and Personal Data (collectively, “Privacy Laws”) and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(c) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) to the extent required by applicable Privacy Laws, the Company has in place commercially reasonable policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”); (ii) the Company has made disclosures to users or customers to the extent required by applicable Privacy Laws, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable Privacy Laws; (iii) neither the Company nor any Subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any applicable Privacy Laws, and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any applicable Privacy Laws.

Section 5.43. Acknowledgement Regarding Investor’s Acquisition of Shares; Affiliate Relationships. The Company acknowledges and agrees, to the fullest extent permitted by law, that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor will be deemed to be a statutory “underwriter” with respect to the transactions contemplated by the Transaction Documents in accordance with interpretive positions of the Commission and the Investor is a “trader” that is registered with the Commission as a broker-dealer under Section 15(a) of the Securities Exchange Act of 1934. The Company further acknowledges that the Investor and its representatives are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity, except as noted above) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV. Affiliates of the Investor engage in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. In the course of its business, affiliates of Investor may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products relating to, the Company. Any such position will be created, and maintained, independently of the position Investor takes in the Company, and Investor. In addition, at any given time Affiliates of Investor may have been and/or be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the transactions contemplated by the Transaction Documents, and Affiliates of Investor may have or may in the future provide investment banking or other services to the Company in matters unrelated to the transactions contemplated by the Transaction Documents. Activities of any of Investor’s Affiliates performed on behalf of the Company may give rise to actual or apparent conflicts of interest given Investor’s potentially competing interests with those of the Company. The Company expressly acknowledges the benefits it receives from Investor’s participation in the transactions contemplated by the Transaction Documents, on the one hand, and Investor’s affiliates’ activities, if any, on behalf of the Company unrelated to the transactions contemplated by the Transaction Documents, on the other hand, and understands the conflict or potential conflict of interest that may arise in this regard, and has consulted with such independent advisors as it deems appropriate in order to understand and assess the risks associated with these potential conflicts of interest. Consistent with applicable legal and regulatory requirements, applicable Affiliates of the Investor have adopted policies and procedures to establish and maintain the independence of their research departments and personnel from their investment banking groups and Investor. As a result, research analysts employed by Affiliates of the Investor may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company or the transactions contemplated by the Transaction Documents that differ from the views of Investor.

21

Section 5.44. Regulatory Filings. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and except as disclosed in the Disclosure Documents, neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authorities, any required filing, declaration, listing, registration, report or submission, except for such failures that, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as disclosed in the Disclosure Documents, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions that have not yet been remedied, except for any deficiencies that, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.45. Government Contracts. Neither the Company nor any of its Subsidiaries is party to: (i) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement with any Governmental Authority or (ii) any subcontract or other Contract by which the Company or one of its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Authority that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services (such Contracts, “Government Contracts”). Neither the Company nor any of its Subsidiaries has provided any offer, bid, quotation or proposal to sell products made or services provided by the Company or any of its Subsidiaries that, if accepted or awarded, would lead to any Contract or subcontract of the type described by the foregoing sentence.

Section 5.47. Certificates. Any certificate signed by any officer, including the Chief Executive Officer, Chief Financial Officer, General Counsel or representative of the Company or any of its subsidiaries and delivered to the Investor or counsel for the Investor in connection with the transactions contemplated by the Transaction Documents shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby on the date of such certificate.

Section 5.48 Emerging Growth Company Status. From the time of the initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Restricted Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

22

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase effected under this Agreement. Without limiting the generality of the foregoing, prior to the delivery to the Investor of any VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice, the Company shall have reserved, out of its authorized and unissued Common Stock, a number of shares of Common Stock equal to the Reservation Estimate solely for the purpose of effecting VWAP Purchases, Off-Hour VWAP Purchases and Intraday VWAP Purchases under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting VWAP Purchases, Off-Hour VWAP Purchases and Intraday VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement. The Company shall use its reasonable best efforts to obtain shareholder approval as required by the applicable rules of the Principal Market, for issuances of Shares in excess of the Exchange Cap no later than the Company’s next proxy statement filing, which may be in connection with a special meeting of stockholders.

Section 6.3. Registration and Listing. The Company shall use its reasonable best efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to continue the listing and trading of the Common Stock and the listing of the Shares to be issued, sold and delivered under this Agreement hereunder on the Principal Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Principal Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain or any notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain that the Company has not appealed or responded to within the requisite time period, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its reasonable best efforts to cause the Common Stock to be listed or quoted on another Principal Market.

Section 6.4. Compliance with Laws.

(a) The Company shall comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Principal Market, in connection with the transactions contemplated by the Transaction Documents, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or the ability of the Investor to sell or resell shares of Common Stock under the Registration Statement in any material respect.

(b) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into this Agreement and to purchase or acquire the Shares in accordance with the terms hereof in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by the Transaction Documents.

23

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(a) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit and the dates and VWAP Purchase Share Amount, Off-Hour VWAP Purchase Share Amount or Intraday VWAP Purchase Share Amount for each VWAP Purchase, Off-Hour VWAP Purchase and Intraday VWAP Purchase, as applicable.

(b) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 6.6. No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligations of the Company to deliver the Shares to the Investor in respect of a VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase not later than the VWAP Purchase Share Delivery Date. For the avoidance of doubt, nothing in this Section 6.6(a) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s or the Investor’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice has been delivered to the Investor, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the later of (i) the date on which the Company has issued all Shares issuable pursuant to the VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase to which such VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice relates and (ii) the date on which the Investor has paid to the Company the VWAP Purchase Amount for all Shares issuable pursuant to the VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase to which such VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice relates.

Section 6.9. Selling Restrictions. Except as expressly set forth below, the Investor covenants that none of the Investor or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Common Stock or (ii) hedging transaction, which, with respect to each of clauses (i) and (ii) hereof, establishes a net short position with respect to the Common Stock (i.e., taking into account the holdings of all Restricted Persons), either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares or any other shares of Common Stock or the Company’s other securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person may purchase under a pending VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice but has not yet received from the Company or the Transfer Agent pursuant to this Agreement, so long as (x) such Restricted Person (including the Investor or any Broker-Dealer it designates, as applicable) delivers the Shares purchased pursuant to such VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice to the purchaser thereof or the applicable Broker-Dealer promptly upon such Restricted Person’s receipt of such Shares from the Company in accordance with Section 3.2 of this Agreement or (y) the Company or the Transfer Agent fails for any reason to deliver such Shares to the Investor or any Broker-Dealer it designates so that such Shares are received by the Investor on the applicable VWAP Purchase Share Delivery Date in accordance with Section 3.2 of this Agreement, including, without limitation, within the time period specified for receipt of such Shares by the Investor or its Broker-Dealer from the Company or the Transfer Agent.

24

Section 6.10. Effective Registration Statement. The Company shall use its reasonable best efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Shares for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to demonstrate to the Investor in writing within 48 hours that such information does not constitute material, non-public information or the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor may in its sole discretion return such Shares to the Company and the Company shall immediately return any VWAP Purchase Amount that the Investor has paid for any Shares held by the Investor at the time of the disclosure of material, non-public information. The Investor may also, in its sole discretion, return Shares it is holding at the time of any receipt of notice from the Company of the happening of any event of the kind described in Section 3(p)(x), 3(p)(y) or the first sentence of 3(f) of the Registration Rights Agreement, in which case the Company shall immediately return any VWAP Purchase Amount that the Investor paid for such Shares; provided that any Shares, as of the date of any such proposed return, are not the subject of a VWAP Purchase Notice dated 30 days or more prior to the date of any such proposed return.

Section 6.13. Broker/Dealer. The Investor shall use one or more broker-dealers (which may be the Investor) to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive the Shares.

Section 6.14. FINRA Filing and Fee. In connection with the filing to be made with the FINRA Corporate Financing Department (the “Department”) pursuant to Rule 5110 of the FINRA Manual with respect to the transactions contemplated by this Agreement (the “FINRA Filing”), on or prior to the date of the initial FINRA Filing, the Company shall pay the applicable FINRA filing fee by wire transfer of immediately available funds. The Company shall provide Investor with any information and documents reasonably requested by the Investor in order to complete the FINRA Filing and obtain as promptly as practicable a letter from the Department to the effect that the Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by the Transaction Documents (a “No Objections Letter”). The Commencement Date shall not occur until such No Objections Letter has been received.

Section 6.15. Qualified Independent Underwriter. If required, prior to the Effective Date of the Initial Registration Statement, the Company agrees to cooperate with the Investor and execute such documentation as may reasonably by required to engage a Qualified Independent Underwriter (“QIU”) and (ii) the Company shall cause any opinion or opinions, 10b-5 letter, comfort letters and Bring-Down Comfort Letters to be delivered under this Agreement to be addressed to the QIU in addition to the Investor, unless FINRA has advised the Company prior to the Effective Date of the Initial Registration Statement that a QIU is not required to participate in the transactions contemplated by the Transaction Documents pursuant to Rule 5121 of the FINRA Manual.

25

Section 6.16. Delivery of Bring-Down Opinions and Officer’s and Secretary’s Certificates Upon Occurrence of Certain Events. The Company agrees that on or prior to the earlier of the date of the first VWAP Purchase Notice, first Off-Hour Sale Notice or first Intraday VWAP Purchase Notice and, during the term of this Agreement, within three (3) Trading Days after each of the following: (i) the date of filing of an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (ii) the date of filing of a Quarterly Report on Form 10-Q under the Exchange Act; (iii) the date of filing of a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; (iv) the date of effectiveness of the Initial Registration Statement, any New Registration Statement, or any supplement or post-effective amendment thereto, or (v) the date of each reasonable request by the Investor, not more than once per calendar quarter (the date within such three (3) Trading Days after the foregoing dates in items (i) through (v) on which the documents set forth in items (1) through (3) below are delivered, each, a “Representation Date”) the Company shall (1) deliver to the Investor an Officer’s Certificate in the form mutually agreed to by the Company and the Investor (the “Officer’s Certificate”), dated as of such Representation Date, and a Secretary’s Certificate in the form mutually agreed to by the Company and the Investor (the “Secretary’s Certificate”), dated as of such Representation Date, (2) cause to be furnished to the Investor an opinion and a 10b-5 letter, dated as of such Representation Date, each from outside counsel to the Company in the form(s) mutually agreed to by the Company and the Investor prior to the date of this Agreement and (3)cause to be furnished to the Investor a comfort letter, dated as of such Representation Date (each such letter, a “Bring-Down Comfort Letter”) from Bush or other accounting firm, as applicable, who has audited or reviewed any financial statements of the Company, its predecessors or any other entity included or incorporated by reference in the Registration Statement and the Prospectus (in the case of a post-effective amendment, only if such amendment contains amended or new financial information), or any other independent registered public accounting firm that has certified financial statements of any Acquired Entity, in each case, that are included or incorporated by reference into the Registration Statement and the Prospectus, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable, each in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement. The Investor shall have been furnished with such further certificates and documents as it may reasonably request. For the avoidance of doubt, following a Representation Date, the right of the Company to deliver VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices under this Agreement, are subject to the Company having delivered to the Investor the Officer’s Certificate, the Secretary’s Certificate, opinions, 10b-5 letter and required Bring-Down Comfort Letters referred to in clauses (1) through (3) above, each for the most recent Representation Date, and the Company having informed the Investor on a Trading Day that is at least ten (10) calendar days on or prior to the earlier of the date of the first VWAP Purchase Notice, first Off-Hour Sale Notice or first Intraday VWAP Purchase Notice or any upcoming Representation Date of such upcoming VWAP Purchase Notice, such Off-Hour Sale Notice or such Intraday VWAP Purchase Notice or upcoming Representation Date.

Section 6.17. Trading in the Common Stock. The Company consents to the Investor’s trading in the Common Stock for the Investor’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement in compliance with applicable law.

Section 6.18. Lender Confirmation. No later than fourteen (14) calendar days following the date of this Agreement, the Company shall provide written evidence in form and substance reasonably satisfactory to the Investor evidencing the Company’s ability to enter into this Agreement and perform its obligations hereunder in light of the Company’s obligations to Solana Growth Ventures LLC (the “Lender Confirmation”).

26

ARTICLE VII

CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have (a) agreed to the forms of opinions to be delivered to the Investor on the Commencement Date, and (b) agreed to the forms of the Officer’s Certificate and the Secretary’s Certificate to be delivered to the Investor on the Commencement Date.

(iv) Reimbursement of Expenses. The Company shall have reimbursed the Investor the fees and disbursements of legal counsel pursuant to Section 10.1(i) of this Agreement.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices under this Agreement, and the obligation (or option, as applicable) of the Investor to commence accepting VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at the Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement (including the timely receipt of the Lender Confirmation pursuant to Section 6.18) and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date an Officer’s Certificate and a Secretary’s Certificate.

27

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission or shall otherwise be deemed effective under the Securities Act, and the Investor shall be permitted to utilize the Prospectus therein to resell all of the Shares included in such Prospectus and FINRA shall have issued a “No Objections” letter allowing for the distribution of securities to the Investor.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose or the receipt of a notice of objection of the Commission to the use of the Initial Registration Statement pursuant to Rule 401(g)(2) of the 1933 Act Regulations; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or to the compensation in connection with this Agreement; (d) the Company entering into or being a party to a Fundamental Transaction; or (e) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act prior to Commencement, shall have been timely filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Principal Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain or any notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain that the Company has not appealed or responded to within the requisite time period (unless, prior to such date certain, the Common Stock is listed or quoted on any other Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

28

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, including by way of restraining trading in the shares of the Common Stock on the Principal Market, or seeking material damages in connection with such transactions.

(x) Listing of Shares. All of the Shares shall have been approved for listing or quotation on the Principal Market as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent.

(xiv) Certificates. The Company shall have delivered the Officer’s Certificate and the Secretary’s Certificate, dated the Commencement Date.

(xv) Reservation of Shares. Prior to the delivery to the Investor of any VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice, the Company shall have reserved out of its authorized and unissued Common Stock a number of shares of Common Stock equal to the Reservation Estimate solely for the purpose of effecting VWAP Purchases, Off-Hour VWAP Purchases and Intraday VWAP Purchases under this Agreement.

29

(xvi) Opinions of Company Counsel. On the Commencement Date, the Investor shall have received an opinion and a 10b-5 letter, dated as of the Commencement Date, each from outside counsel to the Company, each in the form mutually agreed to by the Company and the Investor.

(xvii) Comfort Letter of Accountants. On the Commencement Date, the Investor shall have received from Bush or any other independent registered public accounting firm, who has audited or reviewed any financial statements of the Company, its predecessors, any Acquired Entity or any other entity, in each case, that are included in or incorporated by reference into the Registration Statement and the Prospectus, a comfort letter dated as of the Commencement Date addressed to the Investor, in form and substance reasonably satisfactory to the Investor with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and any Prospectus Supplement, except that the specific date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Commencement Date.

(xviii) Due Diligence Review. In connection with the Commencement Date, the Company will timely cooperate with any reasonable due diligence review conducted by the Investor or counsel for the Investor in connection with the sale of Shares contemplated herein, including upon reasonable notice, providing such information and making available such documents and appropriate corporate officers, as the Investor may reasonably request.

(xix) Additional Documents. The Investor shall have been furnished with such further certificates and documents as it may reasonably request.

(xx) Research and Marketing Efforts. Neither the Investor nor any Affiliate of the Investor shall have, during the thirty (30) calendar day period immediately prior to, but not including, the Commencement Date (or of such shorter period as specified in the last sentence of this Section 7.2(xix)): (i) published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company or (ii) assisted the Company with, or participated in, any activities in connection with the marketing of the Company’s shares of Common Stock, including without limitation, any non-deal road shows. For so long as the Company retains its status as an “emerging growth company” as defined in Section 2(a) of the Securities Act, the thirty (30) calendar day period from the publication or distribution of a research report referred to in the first sentence of this Section 7.2(xx) shall be shortened to five (5) Trading Days with respect to the publication or distribution of a report that is not one by which the Investor or Affiliate initiates research coverage concerning the Company.

(xxi) Payment of QIU Fee. If a QIU is required, prior to Commencement, the QIU shall have received the compensation (the “QIU Fee”) set forth in the applicable agreement to be entered into by and between the Company and the QIU (the “Indemnity Agreement”).

Section 7.3. Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable VWAP Purchase Commencement Time for the VWAP Purchase or the applicable Intraday VWAP Purchase Commencement Time for the Intraday VWAP Purchase or the applicable Off-Hour VWAP Purchase Commencement Time for the Off-Hour VWAP Purchase to be effected pursuant to the applicable VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice timely delivered by the Company to the Investor in accordance with this Agreement, including the conditions set forth in Section 3.1 of this Agreement (each such time, a “VWAP Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), (v)through (xii) and (xvii) through (xxi) set forth in Section 7.2 shall be satisfied at the applicable VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i), (ii) and (xix) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Officer’s Certificate and Secretary’s Certificate after the Commencement Date, except as provided in Section 6.16 and Section 7.3(x).

30

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable VWAP Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission or otherwise deemed effective under the Securities Act and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to (and to continue to) utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices, Off-Hour Sale Notices and Intraday VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date, and all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice, Off-Hour Sale Notices or Intraday VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, in each case shall have been declared effective under the Securities Act by the Commission or otherwise deemed effective under the Securities Act and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell, (a) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices, Off-Hour Sale Notices and Intraday VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Date and (b) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice, Off-Hour Sale Notices or Intraday VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date.

(iv) Delivery of Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission or deemed to be effective in accordance with section 8(a) of the Securities Act after the Commencement Date, the Company shall have delivered or caused to be delivered to the Transfer Agent the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein.

31

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose or the receipt of a notice of objection of the Commission to the use of the Initial Registration Statement pursuant to Rule 401(g)(2) of the 1933 Act Regulations; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or to the underwriting compensation or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice, Off-Hour Sale Notices or Intraday VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, Off-Hour Sale Notices or Intraday VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Date and the settlement thereof). The Company shall have no knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Date, shall have been filed with the Commission.

(vii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Principal Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain or any notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain that the Company has not appealed or responded to within the requisite time period (unless, prior to such date certain, the Common Stock is listed or quoted on any other Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

32

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice (and, if applicable, the Shares issuable pursuant to an Intraday VWAP Purchase Notice or Off-Hour Sale Notice delivered for the same VWAP Purchase Date) shall not (a) without the Investor’s express written agreement, exceed the applicable VWAP Purchase Commitment Amount; provided that for the avoidance of doubt, the Investor shall not be obligated to purchase any amount of Shares that is in excess of the VWAP Purchase Commitment Amount, (b) cause the Beneficial Ownership Limitation or, without the Investor’s express written agreement, the Aggregate Limit to be exceeded, or (c) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless (in the case of this clause (c)), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice, Off-Hour Sale Notice or Intraday VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices, Off-Hour Sale Notices and Intraday VWAP Purchase Notices required to have been received by the Investor under this Agreement prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase shall have been delivered to the Investor in accordance with this Agreement.

(x) Bring-Down Opinions of Company Counsel, Bring-Down Comfort Letters and Officer’s Certificates and Secretary’s Certificates. The Investor shall have received (a) an opinion and a 10b-5 letter, dated as of the most recent Representation Date, each from outside counsel to the Company, for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase, (b) all Bring-Down Comfort Letters, dated as of the most recent Representation Date, provided by the Company’s auditors and delivered to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase and (c) all Officer’s Certificates and Secretary’s Certificates, dated as of the most recent Representation Date, from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase, in each case in accordance with Section 6.16.

(xi) Trading in the Common Stock. The Company has consented to the Investor’s trading in shares of Common Stock for the Investor’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

(xii) Due Diligence Review. On each Representation Date, the Company has timely cooperated with any reasonable due diligence review conducted by the Investor or counsel for the Investor in connection with the sale of Shares contemplated herein, including upon reasonable notice, providing such information and making available such documents and appropriate corporate officers, as the Investor may reasonably request.

(xiii) Material Non-Public Information. Neither the Company nor, in the Investor’s sole discretion, the Investor, shall be in possession of any material non-public information concerning the Company.

(xiv) Payment of Expenses. The Company shall be in compliance with its obligations pursuant to Section 10.1(i) of this Agreement and invoices for reimbursement of the fees and disbursements of legal counsel to the Investor shall not be more than 30 days in arrears.

(xv) Payment of QIU Fee. The Company shall have paid the QIU Fee as required pursuant to the Indemnity Agreement, if applicable.

33

ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the 36-month anniversary of the Effective Date of the Initial Registration Statement (it being hereby acknowledged and agreed that such term may be extended by the parties hereto), (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Principal Market or any successor Principal Market, and (iv) the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (each date of such termination, an “Automatic Termination Event”).

Section 8.2. Other Termination.

(a) Subject to Section 8.3, the Company may terminate this Agreement at any time after the Commencement upon at least ten (10) Trading Days’ prior written notice to the Investor in accordance with Section 10.4 (the date of such termination, a “Company Termination Event”); provided, however, that (i) the Company shall have reimbursed the fees and disbursements of legal counsel required to be paid to the Investor or its counsel), in each case pursuant to Section 10.1 of this Agreement, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement upon at least seven (7) calendar days’ prior written notice to the Company, which notice shall be made in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Covered Transaction shall have occurred; or (c) the Company is in breach or default in any material respect of any of its covenants and agreements in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within fifteen (15) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of forty-five (45) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any three hundred and sixty-five (365)-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Principal Market (or successor Principal Market) shall have been suspended and such suspension continues for a period of five (5) consecutive Trading Days; (f) the Company is in material breach or default of any of its covenants and agreements contained in this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within fifteen (15) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4 of this Agreement; or (g) the Company has been required to pay the Cover Price or similar charges under Section 3.2 of this Agreement more than twice. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Principal Market (or successor Principal Market), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Principal Market (or successor Principal Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

34

(b) In addition, after notice and a reasonable opportunity to cure, the Company will have a right to terminate the Investor’s engagement hereunder for cause in the event of the Investor’s material failure to provide the services contemplated hereunder (other than a failure caused by or as a result of circumstances outside of the Investor’s control (including, without limitation, market, economic or political conditions)) (a “Termination for Cause”).

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement following the effectiveness of termination shall be terminated without further action by either party as of the effectiveness of termination. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII(Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of thirty (30) days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the second (2nd) Trading Day immediately following the date on which the purchase of Shares by the Investor pursuant to any pending VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase has been fully settled, including, without limitation, the delivery by the Company to the Investor of all Shares purchased by the Investor pursuant to such pending VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase on the applicable VWAP Purchase Share Delivery Date therefor, and the delivery by the Investor to the Company of the aggregate VWAP Purchase Price payable by the Investor for such Shares, in each case in accordance with the settlement procedures set forth in Section 3.2 of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase that has not fully settled, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, or (iii) affect the reimbursement of fees and disbursements of legal counsel to the Investor incurred prior to such termination, which shall be non-refundable when paid pursuant to Section 10.1(i). Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents.

35

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, its affiliates, each of their respective directors, officers, stockholders, members, partners, employees, agents and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, stockholders, members, partners, employees, agents, and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Person (each, an “Investor Party” and collectively, the “Investor Parties”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, all reasonable out-of-pocket legal or other expenses reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether commenced, pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any Investor Party may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) are (a) as a result of, relate to or arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Commission Document (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Commission Document, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity in (a) shall not apply to any Claim to the extent arising out of an untrue statement or omission, or alleged untrue statement or omission in a Commission Document, made in reliance upon and in conformity with information furnished in writing to the Company by the Investor for the Investor expressly for use in connection with the preparation of the Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B to the Registration Rights Agreement is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement), (b) incurred or suffered to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, (c) incurred or suffered in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (a) or (b) above, (d) as a result of, relating to or arising out of any breach by the Company of its representations, warranties, covenants or agreements under this Agreement, or (e) as a result of, relating to or arising out of any other action, suit, claim or proceeding against an Investor Party arising out of or otherwise in connection with the Transaction Documents (except in the case of this subsection (e), solely to the extent any Indemnified Damage is determined by a court of competent jurisdiction, not subject to further appeal, to have resulted primarily and directly from the willful misconduct or gross negligence of such Investor Party). The Company agrees to promptly notify the Investor of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or the Prospectus.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1.

36

Section 9.2. Indemnification Procedures.

(a) Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give such notice as evidenced by the forfeiture of by the Company of substantive rights or defenses. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel reasonably satisfactory to Investor Party. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding unless (1) the employment of counsel by the Investor Party has been authorized in writing by the Company, (2) the Investor Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or another Investor Party that are different from or in addition to those available to the Company, (3) a conflict or potential conflict exists (based on advice of counsel to the Investor Party) between an Investor Party and the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the Investor Party) or (4) the Company has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such similarly situated Investor Parties. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything in this Agreement, if at any time an Investor Party shall have requested the Company to reimburse the Investor Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Investor Party in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this section (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(b) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights, obligations and undertakings by the Company set forth in Section 9.1 are unavailable to Investor in whole or in part for any reason whatsoever (including in accordance with the proviso in Section 9.1(a)), the Company, in lieu of indemnifying, holding harmless or exonerating Investor, shall pay, in the first instance, the entire amount incurred by Investor for losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, all legal or other expenses reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever), in connection with any actual or threatened proceeding without requiring Investor to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Investor. However, if any provision of this Agreement is held to be void, invalid, or unenforceable, any liability Investor may have arising out of or relating to the Transaction Documents or the Commission Document (or any amendment thereto), for loss or damage to which any other persons have also contributed, shall be several, and not joint, and, shall be limited to the fees Investor actually receives pursuant to this Agreement, and in no event shall the Investor be obligated to contribute any amount to the Company in excess of the aggregate discount to the VWAP for all purchase made by the Investor under this Agreement. No exclusion or limitation on the liability of other responsible persons imposed or agreed at any time shall affect any assessment of Investor’s liability hereunder, nor shall settlement of or difficulty enforcing any claim, or the death, dissolution or insolvency of any such other responsible persons or their ceasing to be liable for the loss or damage or any portion thereof, affect any such assessment. Investor does not accept liability to any third party. For purposes of this Section 9.2(b), any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the Investor Party and any officers, directors, partners, employees or agents of the Investor Party or any of its affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9.2(b), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9.2(b) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. No party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9.2(a) hereof. The Company shall not enter into any settlement of any proceeding in which the Company is jointly liable with Investor (or would be if joined in such proceeding) unless such settlement provides for a full and final release of all claims against Investor.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

37

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by the Transaction Documents, except that (a) the Company will reimburse the fees and disbursements of legal counsel to the Investor in an amount up to $20,000 in connection with the entry into the Transaction Documents and the review of the Initial Registration Statement, with the reimbursement to be made as of the Closing Date, and (b) following the Commencement Date, the Company will reimburse the fees and disbursements of legal counsel to the Investor in an amount not to exceed $2,500 per fiscal quarter in connection with the Investor’s ongoing due diligence and review of any deliverables subject to Section 6.16 within fourteen (14) calendar days following the applicable Representation Date, excluding the review of any New Registration Statements (including any supplements or amendments to any Registration Statement). The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes (other than income taxes) and duties levied in connection with issuance of the Shares pursuant hereto. The total underwriting compensation to be received in connection with sales of the Shares by the Investor to the public and inclusive of fees, expenses and reimbursement paid by the Company to the Investor, as determined under FINRA Rule 5110, will not exceed eight percent (8%) of the price to the public of shares of Common Stock that have been or will be acquired by the Investor pursuant to this Agreement.

(ii) Legends. Unless there is an effective Registration Statement covering the resale of the Shares, the certificate(s) or book-entry statement(s) representing the Shares issued pursuant to this Agreement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of such Shares that is not in accordance with this Agreement and the Registration Rights Agreement):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).

(iii) Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its Transfer Agent, the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission or deemed to be effective in accordance with section 8(a) of the Securities Act after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent, the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein.

(iv) Removal of Legends from Rule 144 Shares. Upon the written request by the Investor to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding three months, an affiliate of the Company, (ii) has held the Shares subject to such request for at least one year as determined in accordance with Rule 144, (iii) all of the other requirements of Rule 144 for the resale of the Shares subject to such request are satisfied, and (iv) concurrently with such request, delivers to the Company, its counsel and the Transfer Agent a written certification that the requirements set forth in the foregoing clauses (i) through (iii) are accurate, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Transfer Agent of one or more legended certificates or book-entry statements representing the Shares (as applicable) subject to such request, together with such other documentation from the Investor and its designated Broker-Dealer as the Transfer Agent deems necessary and appropriate, authorize the Transfer Agent to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer thereof) contemplated by Section 10.1(ii) affixed to the Shares subject to such request. At the times the Company authorizes the removal of the Securities Act restrictive legends on the Shares subject to such request (and any stop transfer instructions placed against transfer thereof) pursuant to this Section 10.1(iv), the Company shall, at its sole expense, use its reasonable best efforts to cause its legal counsel to issue to the Transfer Agent a legal opinion or direction letter authorizing the Transfer Agent to remove the Securities Act restrictive legends contemplated by Section 10.1(ii) on the Shares subject to such request (which legal opinion or direction letter may be delivered to the Transfer Agent in advance setting forth the conditions to the removal of such legends). The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with any such legend removals.

38

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. All exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated in Exhibit E (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

39

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto. In addition, each party hereto shall give at least five (5) days’ advance written notice to the other party hereto of any change in the address or email address of such party’s legal counsel set forth in Exhibit E.

Section 10.5. Waivers. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Reserved.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

40

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated hereby and thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated hereby and thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

41

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CHARDAN CAPITAL MARKETS LLC

By:	/s/ Shai Gerson
Name:	Shai Gerson
Title:	Managing Partner

CLASSOVER HOLDINGS, INC.

By:	/s/ Hui Luo
Name:	Hui Luo
Title:	CEO

[Signature Page to ChEF Purchase Agreement]

42

ANNEX I TO THE

ChEF PURCHASE AGREEMENT

DEFINITIONS

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Average Price” means a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement with any offset necessary for compliance with the rules of the Principal Market; by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Price” means a price per Share equal to the Minimum Price (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

“Block” shall mean any trade on a single Trading Day to a single purchaser exceeding the lesser of (x) 20,000 shares of Common Stock and (y) five percent (5%) of the total number (or volume) of shares of Common Stock traded on the Principal Market (or successor Principal Market) during that Trading Day.

“Bloomberg” shall mean Bloomberg, L.P.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after January 1, 2025; (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Common Stock Equivalents” shall mean any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contract” shall mean any written or oral legally binding contract, agreement, understanding, arrangement, subcontract, loan or credit agreement, note, bond, indenture, mortgage, purchase order, deed of trust, lease, sublease, instrument, or other legally binding commitment, obligation or undertaking.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

i

“Covered Transaction” shall mean that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (5) materially change the composition of the Company’s executive management, Board of Directors, or audit committee leadership, including, without limitation, by replacing, removing or appointing a successor to the Company’s principal executive officer, principal financial officer, chairman of the Board of Directors, chairman of the audit committee, or more than 50% of the members of the Board of Directors (including by enlarging the Board of Directors and filling any resulting vacancies), (6) materially change the Company’s primary line of business from that described in the then-current Registration Statement or Prospectus, (7) create, authorize or issue any class or series of capital stock or other equity security (other than an Exempt Issuance), or amend, waive, or otherwise modify the rights, preferences or privileges of any existing class or series of capital stock or other equity security, in each case in a manner that would reasonably be expected to adversely affect the Common Stock, the Shares, the Investor’s resale of Shares or the transactions contemplated by the Transaction Documents, (8) reorganize, recapitalize or reclassify the Common Stock or effect any compulsory share exchange or other transaction pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (9) enter into, approve, recommend, publicly announce or become subject to any agreement, plan or arrangement providing for any of the foregoing, or (10) take, approve, recommend, publicly announce or become subject to any action, event or circumstance that would reasonably be expected to require a post-effective amendment to any Registration Statement, materially change the disclosure regarding the Company or the offering, or require additional FINRA, Commission or Principal Market review in connection with the transactions contemplated by the Transaction Documents, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Disclosure Documents” shall mean (i) the Commission Documents, if any, incorporated by reference in each Registration Statement, (ii) each Registration Statement, as the same may be amended from time to time, and the Prospectus contained therein and (ii) each Prospectus Supplement.

“DTC” shall mean The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC Shares” shall mean the Shares acquired or purchased by the Investor pursuant to this Agreement (a) that the Investor has resold in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with Section 4.11 of this Agreement before the delivery of the Transfer Agent Confirmation regarding the resale of such Shares in accordance with this Agreement, and (b) about which the Investor has (i) delivered to the Company, the Transfer Agent and legal counsel to the Company (A) the Transfer Agent Confirmation relating to such Shares and (B) a customary broker’s representation letter confirming, among other things, the resale of such Shares in the manner described in clause (a) of this definition of DWAC Shares (including confirmation of compliance with any relevant prospectus delivery requirements), and (ii) delivered to the Transfer Agent (M) a medallion-guaranteed stock power for such resold Shares, and (N) instructions for the delivery of such Shares to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables, which Shares will be in the hands of the persons who purchase such Shares from the Investor in the manner described in clause (a) of this definition of DWAC Shares, freely tradable and transferable without restriction on resale and without stop transfer instructions maintained against the transfer thereof.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

ii

“Effective Date” shall mean, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission or deemed to be effective in accordance with Rule 8(a) under the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Excluded Periods” shall mean, with respect to any VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase where the Company has provided a Minimum Acceptable Price, any portion(s) of the applicable VWAP Purchase Period, Intraday VWAP Purchase Period or Off-Hour Purchase Period in which the traded prices of shares of Common Stock are below the Minimum Acceptable Price.

“Exempt Issuance” shall mean the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors, consultants or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the members of the Company’s Board of Directors or of a committee of the Board of Directors established for such purpose, or (b) (1) any Shares issued to the Investor or any of its affiliates or members pursuant to this Agreement, (2) any shares of Common Stock issued pursuant to the At-the-Market Sales Agreement, dated May 14, 2026, between the Company and the Investor, (3) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its affiliates or members at any time, or (4) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding, or for which agreements to issue are in effect, as of the date hereof, provided that such securities referred to in this clause (4) have not been amended since such date to increase the number of such securities or to decrease the conversion price, exercise price, exchange rate or other price or rate.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Fundamental Transaction” shall mean that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (5) reorganize, recapitalize or reclassify the Common Stock or effect any compulsory share exchange or other transaction pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (6) enter into, approve, recommend, publicly announce or become subject to any agreement, plan or arrangement providing for any of the foregoing, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Governmental Authority” shall mean (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

iii

“Intraday VWAP Purchase Commencement Time” shall mean, with respect to an Intraday VWAP Purchase made pursuant to Section 3.1, thirty (30) minutes after the later of (i) the Investor’s receipt of an Intraday VWAP Purchase Notice and (ii) the VWAP Purchase Termination Time of a VWAP Purchase effected on the same VWAP Purchase Date (as applicable); provided, however, that if a VWAP Purchase Notice is not delivered before 9:00 a.m., New York City time, on the same VWAP Purchase Date, then the Intraday VWAP Purchase Commencement Time shall start only if the Investor accepts such Intraday VWAP Purchase Notice.

“Intraday VWAP Purchase Share Amount” shall mean, with respect to an Intraday VWAP Purchase made pursuant to Section 3.1, the amount of Shares being irrevocably offered by the Company to the Investor for purchase by the Investor in such Intraday VWAP Purchase as specified by the Company in the applicable Intraday VWAP Purchase Notice during the Intraday VWAP Purchase Period on any VWAP Purchase Date, which amount shall be specified as a percentage, not to exceed the VWAP Purchase Share Percentage, of the volume of trades of the Company’s Common Stock on the Principal Market for the applicable Intraday VWAP Purchase Period, as reported by Bloomberg through its “VWAP” function, but with Block transactions excluded; provided that the Company may limit the amount of shares of Common Stock included in the Intraday VWAP Purchase Share Amount to a fixed number of shares of Common Stock.

“Intraday VWAP Purchase Notice” shall mean, with respect to an Intraday VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor offering the Investor the Intraday VWAP Purchase Share Amount and directing the Investor to purchase such portion of that amount as is necessary to give effect to the VWAP Purchase Commitment Amount (as set forth further in Section 3.1), at the applicable VWAP Purchase Price therefor, on the applicable VWAP Purchase Date for such Intraday VWAP Purchase in accordance with this Agreement.

“Intraday VWAP Purchase Period” shall mean, with respect to an Intraday VWAP Purchase made pursuant to Section 3.1, the period on the applicable VWAP Purchase Date beginning at the applicable Intraday VWAP Purchase Commencement Time and ending at the close of trading on such VWAP Purchase Date, excluding any Excluded Periods.

“Investment Period” shall mean the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement terminates pursuant to Article VIII.

“Material Contracts” means any other Contract that is expressly referred to in or filed or incorporated by reference as an exhibit to a Commission Document or that, individually or in the aggregate, if terminated, suspended or subject to default by a party thereto, would have a Material Adverse Effect.

“Minimum Acceptable Price” means the minimum price per Share provided by the Company to the Investor as set forth in each VWAP Purchase Notice, Intraday VWAP Purchase Notice and Off-Hour Sale Notice.

“Minimum Price” means the lower of: (i) the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the date of this Agreement and (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the date of this Agreement.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Off-Hour Sale Notice” shall mean, with respect to an Off-Hour VWAP Purchase made either (i) between 4:00 p.m., New York City Time, and 8:00 p.m., New York City time, or (ii) between 5:00 a.m., New York City Time, and 8:00 a.m., New York City time, in each case pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor offering the Investor the Off-Hour VWAP Purchase Share Amount, at the applicable VWAP Purchase Price therefor, on the applicable VWAP Purchase Date for such Off-Hour VWAP Purchase in accordance with this Agreement.

iv

“Off-Hour VWAP Purchase Commencement Time” shall mean, with respect to an Off-Hour VWAP Purchase made pursuant to Section 3.1, a time to be specified in the written confirmation notice delivered pursuant to Section 3.1(c) by the Investor with respect to such Off-Hour VWAP Purchase, with that time to be no earlier than the time at which the Company first delivers (or places a phone call related to) the applicable Off-Hour Sale Notice.

“Off-Hour VWAP Purchase Share Amount” shall mean, with respect to an Off-Hour VWAP Purchase made pursuant to Section 3.1, the amount of Shares being irrevocably offered by the Company to the Investor for purchase by the Investor in such Off-Hour VWAP Purchase as specified by the Company in the applicable Off-Hour Sale Notice during the Off-Hour VWAP Purchase Period on any VWAP Purchase Date, which amount shall be specified as (i) a percentage (which percentage, for purposes of clarification, may not exceed the VWAP Purchase Share Percentage) of the volume of trades of the Company’s Common Stock on the Principal Market for the applicable Off-Hour VWAP Purchase Period, as reported by Bloomberg through its “VWAP” function, but with Block transactions excluded, (ii) a fixed number of Shares, or (iii) an approximate dollar value of Shares (such amount the “Offered Amount”).

“Off-Hour VWAP Purchase Period” shall mean, with respect to an Off-Hour VWAP Purchase made pursuant to Section 3.1, the period on the applicable VWAP Purchase Date beginning at the applicable Off-Hour VWAP Purchase Commencement Time and ending at the time specified by the Company in the Off-Hour Sale Notice, or if no such time is specified, at such time as the Investor ceases trading of Shares offered through the Off-Hour Sale Notice.

“Person” shall mean any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Post-Effective Amendment Period” shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Principal Market” shall mean the Nasdaq Capital Market; provided, however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).

“Prospectus” shall mean the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

v

“Reservation Estimate” shall mean, prior to the delivery to the Investor of any VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice, 100% of the Shares issuable hereunder, which number of Shares shall be calculated assuming a price per share equal to 80% of the lower of (i) the three (3) Trading Day VWAP prior to the measurement date and (ii) the last closing price per Share; provided, however, that if the Company does not have sufficient authorized shares of Common Stock available for the Reservation Estimate, then the Company shall reserve the maximum amount available as of the measurement date and shall thereafter increase such reserve amount on the first day of every successive month until the reserve amount is equal to the Reservation Estimate; provided further that the Company may not deliver any VWAP Purchase Notice, Intraday VWAP Purchase Notice or Off-Hour Sale Notice to the Investor if the reserve amount is less than the number of Shares to be purchased pursuant to the applicable notice without the prior written consent of the Investor, which consent, unless otherwise stated, shall only cover the impacted notice and not any future notices.

“Restricted Period” shall mean the period commencing on the Closing Date and expiring on the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII.

“Rule 144” shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, Off-Hour Sale Notices or Intraday VWAP Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Specified Transaction” shall mean a transaction in which the Company or any of its subsidiaries (i) issues or sells any securities with a conversion price, exercise price, exchange rate or other price or rate that is based upon and/or varies with the trading price of shares of Common Stock after the date of issuance; (ii) issues or sells any securities at a price, or with a conversion price, exercise price, exchange rate or other price or rate, that is subject to being reset after the date of issuance of such security or upon the occurrence of specified or contingent events; (iii) issues or sells any securities that are subject to or contain any put, call, redemption, buy-back, price reset or other similar provision or mechanism (including a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company; or (iv) effects or enters into any agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) in connection with any “equity line of credit” or “at-the-market” or other continuous offering or similar offering of shares of Common Stock or Common Stock Equivalents, other than with the Investor or its affiliates.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Trading Day” shall mean any day on which the Principal Market or, if the Common Stock is then listed on a successor Principal Market, such Principal Market is open for trading (regular way), including any day on which the Principal Market (or successor Principal Market, as applicable) is open for trading (regular way) for a period of time less than the customary time.

“Transaction Documents” shall mean, collectively, this Agreement and the exhibits hereto, the Registration Rights Agreement and the exhibits thereto, and each of the other agreements, documents, certificates and instruments (including the VWAP Purchase Notices, Off-Hour Sale Notices and Intraday VWAP Purchase Notices) entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” shall mean Equiniti Trust Company, LLC, the sole transfer agent and branch registrar of the Company or any successor thereto.

vi

“VWAP” shall mean, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Principal Market, for such period, as reported by Bloomberg through its “VWAP” function. All such determinations shall be appropriately adjusted to exclude any sales of shares of Common Stock through Block transactions and adjusted for any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase Commencement Time” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the applicable VWAP Purchase Date, or such later time on such VWAP Purchase Date publicly announced by the Principal Market (or successor Principal Market) as the official open (or commencement) of trading (regular way) on the Principal Market (or successor Principal Market, as applicable) on such VWAP Purchase Date.

“VWAP Purchase Commitment Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of shares of Common Stock equal to the least of (i) a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than the Beneficial Ownership Limitation, (ii) a number of shares of Common Stock which would result in the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase made on one VWAP Purchase Date, when added to (if applicable) the total Intraday VWAP Purchase Share Amount and total Off-Hour VWAP Purchase Share Amount purchased by the Investor in an Intraday VWAP Purchase or Off-Hour VWAP Purchase, on the same VWAP Purchase Date and the total Off-Hour VWAP Purchase Share Amount purchased by the Investor in an Off-Hour VWAP Purchase made in connection with an Off-Hour Sale Notice that is delivered between 4:00 p.m. and 8:00 p.m., New York City time, on the prior VWAP Purchase Date, to exceed two million five hundred thousand U.S. dollars ($2,500,000), (iii) a number of Shares equal to (A) the VWAP Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market (or successor Principal Market) during the applicable VWAP Purchase Period and (iv) the VWAP Purchase Share Amount (for a VWAP Purchase), the Intraday VWAP Purchase Share Amount (for an Intraday VWAP Purchase) or Off-Hour VWAP Purchase Share Amount (for an Off-Hour VWAP Purchase).

“VWAP Purchase Date” shall mean, with respect to a VWAP Purchase, Intraday VWAP Purchase of Off-Hour VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor receives, after 6.00 a.m., New York City time, but prior to 9:00 a.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for a VWAP Purchase, or the Trading Day on which the Investor receives, after 6:00 a.m., New York City time, an Intraday VWAP Purchase Notice that is binding on the Investor or that the Investor accepts, in each case in accordance with this Agreement.

“VWAP Purchase Notice” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor offering the Investor the VWAP Purchase Share Amount and directing the Investor to purchase such portion of that amount as is necessary to give effect to the VWAP Purchase Commitment Amount (as set forth further in Section 3.1), at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the applicable VWAP Purchase Date for such VWAP Purchase beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Termination Time, excluding any Excluded Periods.

“VWAP Purchase Price” shall mean the purchase price per Share to be purchased by the Investor in such VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase on such VWAP Purchase Date equal to ninety-six percent (96.0%) of the VWAP over the applicable VWAP Purchase Period, Intraday VWAP Purchase Period or Off-Hour VWAP Purchase Period, as applicable, on such VWAP Purchase Date for such VWAP Purchase, Intraday VWAP Purchase or Off-Hour VWAP Purchase, in each case to be appropriately adjusted for any sales of shares of Common Stock through Block transactions, any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction.

vii

“VWAP Purchase Share Amount” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, the amount of Shares being irrevocably offered by the Company to the Investor for purchase by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice during the VWAP Purchase Period on any VWAP Purchase Date, which amount shall be specified as a percentage (the “Target Percentage”), not to exceed the VWAP Purchase Share Percentage, of the volume of trades of the Company’s Common Stock on the Principal Market for the applicable VWAP Purchase Period, as reported by Bloomberg through its “VWAP” function, but with Block transactions excluded; provided that the Company may limit the amount of shares of Common Stock included in the VWAP Purchase Share Amount to a fixed number of shares of Common Stock (such fixed number of shares of Common Stock, if specified by the Company, the “Target Number”).

“VWAP Purchase Share Percentage” shall mean, with respect to a VWAP Purchase, Off-Hour VWAP Purchase or Intraday VWAP Purchase made pursuant to Section 3.1, twenty percent (20%).

“VWAP Purchase Termination Time” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, the earlier of (a) 4:00 p.m., New York City time, on the applicable VWAP Purchase Date, or such earlier time publicly announced by the Principal Market (or successor Principal Market) as the official close of trading (regular way) on the Principal Market on such applicable VWAP Purchase Date and (b) such time as the aggregate volume of trades of Common Stock that count towards VWAP on the applicable VWAP Purchase Date is such that the Target Percentage of such volume equals the Target Number.

viii

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

See Attached.

EXHIBIT B

FORM OF VWAP PURCHASE NOTICE

From:	[●]
To:	Scott Blakeman
Attention:	sblakeman@chardan.com
Copy to:	[E-mail]
[Name]
Subject:	VWAP Purchase Notice
Date:	[●], 202[●]
VWAP Purchase Commencement Time:	[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in that certain ChEF Purchase Agreement (the “Agreement”) between Classover Holdings, Inc., a Nevada corporation (the “Company”), and Chardan Capital Markets LLC (the “Investor”), dated as of [●], 2026, the Company hereby requests the Investor to purchase a VWAP Purchase Share Amount equal to [[●] percent of the volume of trades of the Common Stock on the Principal Market for the applicable VWAP Purchase Period, as reported by Bloomberg through its “VWAP” function, but with Block transactions excluded.] [[●] Shares]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

CLASSOVER HOLDINGS, Inc.

By:
Name:
Title:

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title:

EXHIBIT C

FORM OF INTRADAY VWAP PURCHASE NOTICE

From:	[●]
To:	Scott Blakeman
Attention:	sblakeman@chardan.com
Copy to:	[Email]
[Name]
Subject:	Intraday VWAP Purchase Notice
Date:	[●], 202[●]
Intraday VWAP Purchase Commencement Time:	[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in that certain ChEF Purchase Agreement (the “Agreement”) between Classover Holdings, Inc., a Nevada corporation (the “Company”), and Chardan Capital Markets LLC (the “Investor”), dated as of [●], 2026, [and the VWAP Purchase Notice delivered by the Company to the Investor on [●], 202[●]] the Company hereby requests the Investor to purchase an Intraday VWAP Purchase Share Amount equal to [[●] percent of the volume of trades of the Common Stock on the Principal Market for the applicable Intraday VWAP Purchase Period, as reported by Bloomberg through its “VWAP” function, but with Block transactions excluded.] [[●] Shares]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

CLASSOVER, hOLDINGS Inc.

By:
Name:
Title:

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title:

EXHIBIT D

FORM OF OFF-HOUR SALE NOTICE

From:	[●]
To:	Scott Blakeman
Attention:	sblakeman@chardan.com
Copy to:	[E-mail]
[Name]
Subject:	Off-Hour Sale Notice
Date:	[●], 202[●]
Off-Hour VWAP Purchase Commencement Time:	[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in that certain ChEF Purchase Agreement (the “Agreement”) between Classover, Holdings, Inc, a Nevada corporation (the “Company”), and Chardan Capital Markets LLC (the “Investor”), dated as of [●], 2026, [and the VWAP Purchase Notice delivered by the Company to the Investor on [●], 202[●]] [and the Intraday VWAP Purchase Notice delivered by the Company to the Investor on [●], 202[●]], the Company hereby offers to the Investor the opportunity to purchase an Off-Hour VWAP Purchase Share Amount equal to [[●] percent of the volume of trades of the Common Stock on the Principal Market for the applicable Off-Hour VWAP Purchase Period, as reported by Bloomberg through its “VWAP” function, but with Block transactions excluded][[●] Shares][$[●] of Shares]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

CLASSOVER, HOLDINGS, Inc.

By:
Name:
Title:

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title:

EXHIBIT E

NOTICES

If to the Investor:

Chardan Capital Markets LLC

One Pennsylvania Plaza, Suite 4800

New York, New York 10119

Attention: Shai Gerson, Partner, Capital Markets; Vim De Alwis, Vice President, Capital Markets

Email: sgerson@chardan.com; VDeAlwis@chardan.com; legal@chardan.com with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: David Danovitch

E-mail: ddanovitch@sullivanlaw.com

If to the Company:

Classover Holdings, Inc.

450 7th Avenue, Suite 905

New York, New York 10123

Attention: Hui Luo, CEO

E-mail: sluo@classover.com

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 44th floor

New York, New York 10174

Attention: Jeffrey M. Gallant

E-mail: JGallant@graubard.com